Exhibit 10.45

AMENDMENT NUMBER ONE

TO

HOME PROPERTIES, INC.

DEFERRED BONUS PLAN

(Amended and Restated as of January 1, 2008)

This Amendment No. One to the Deferred Bonus Plan (the “Plan”) was approved by the shareholders of the Company at a meeting duly called and held on May 1, 2008.

The first sentence of paragraph (h) of Section 5 of the Plan shall and hereby is amended to increase the number of shares available for payments under the Plan from 100,000 to 150,000.

IN WITNESS WHEREOF, the Company has authorized its duly authorized officer to execute this Amendment Number One as of the first day of May, 2008.

HOME PROPERTIES, INC.

By:           /s/ Ann M. McCormick
Ann M. McCormick
Executive Vice President and Secretary